Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-15
*CUSIP:   21988G783    Class   A-1
          21988GAM8    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of   July 15, 2004.....                                       $0.00
        Scheduled Income received on securities.....             $3,355,262.30
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$3,203,964.00
        Distribution to Class A-2 Holders.....                    -$151,298.30
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   January 15, 2005.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   July 15, 2004.....                                       $0.00
        Scheduled principal payment received on securities.....          $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   January 15, 2005.....                                    $0.00


              UNDERLYING SECURITIES HELD AS OF   January 15, 2005

        Principal
          Amount                       Title of Security
        ----------                     -----------------
        $88,999,000        JPM Capital Trust I 7.54% Cumulative Capital
                           Securities due January 15, 2027
                           *CUSIP:   46633PAA2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.